Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4 (No. ___ ______) of Medical Properties Trust, Inc. of our report dated February 25, 2011, except for subsequent events discussed in Note 13 and the condensed consolidating financial information in Note 15, collectively as to which the date is October 5, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Medical Properties Trust, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Birmingham, AL
October 5, 2011
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4 (No. ___ ______) of MPT Operating Partnership, L.P. of our report dated October 5, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of MPT Operating Partnership, L.P., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Birmingham, AL
October 5, 2011